EXHIBIT 10.101

AMENDMENT NO.1 TO LINE OF CREDIT AGREEMENT

(WOD Markets LLC)

THIS AMENDMENT NO.1 TO LINE OF CREDIT AGREEMENT (the "Loan Agreement") is made and entered into on the date first written on the signature page hereto by and between WOD MARKET LLC, a Colorado limited liability company ("Borrower"), and WOD RETAIL SOLUTIONS INC., f/k/a Elite Data Services Inc., a Florida corporation ("Lender"). Borrower and Lender are each a “Party, and collectively referred to as the “Parties” in this Loan Agreement.

RECITALS

WHEREAS, on or about January 8, 2018, Lender established for a period ending December 31, 2018, or on a date mutually agreed to by the Parties (the "Due Date") a line of credit (the "Credit Line") for Borrower in the principal amount of Eight Million Dollars ($8,000,000.00) (the "Credit Limit"), pursuant to the terms as described in the executed Loan Agreement (the “Original Loan Agreement”), and as further evidenced by the executed Convertible Note (the “Original Note”), attached as Exhibit A to the Original Loan Agreement;

WHEREAS, the Parties hereto wish to further amend certain provisions of Original Loan Agreement and Original Note to reflect certain changes as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the Parties to this Amendment agree as follows:

1. Defined Terms. Unless otherwise indicated herein, all terms, which are capitalized, but are not otherwise defined herein, shall have the meaning ascribed to them in the Original Trust Agreement, as applicable.

2. Amendment to Section 1 of the Loan Agreement. Pursuant to Section 1 of the Original Loan Agreement, the Due Date is hereby amended to reflect a one (1) year period extension to December 31, 2019:

3. Amendment to Section (b) of the Convertible Promissory Note. Pursuant to Section (b) of the Convertible Promissory Note, the Due Date is hereby amended to reflect a one (1) year period extension to December 31, 2019:

4. Ratifications; Inconsistent Provisions. Except as otherwise expressly provided herein, the Original Loan Agreement and Original Note are, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Effective Date: (i) all references in the Original Loan Agreement and Original Note and this Amendment to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Original Loan Agreement and Original Note and this Amendment shall mean the Original Loan Agreement and Original Note and this Amendment, and (ii) all references such as “thereto”, “thereof”, “thereunder” or words of like import referring to the Original Loan Agreement and Original Note and this Amendment shall mean the Original Loan Agreement and Original Note as amended by this Amendment. Notwithstanding the foregoing to the contrary, to the extent that there is any inconsistency between the provisions of the Original Loan Agreement and Original Note and this Amendment, the provisions of this Amendment shall control and be binding.

5. Counterparts. This Amendment may be executed in any number of counterparts, all of which will constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Facsimile or other electronic transmission of any signed original document shall be deemed the same as delivery of an original.

[Signature Page to Follow on Next Page]

1

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

BORROWER

WOD Market LLC,
A Colorado limited liability company

By:	/s/ Russell Quimby
Russell Quimby
Manager

LENDER

WOD Retail Solutions Inc.,
A Florida corporation

By:	/s/ Brenton Mix
Brenton Mix
Chief Executive Officer

2